UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Dow Inc.

(Name of Registrant as Specified In Its Charter)

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DOW® 2026 proxy statement stockholder engagement supplement

STOCKHOLDER ENGAGEMENT Dow engages regularly with stockholders to understand perspectives on corporate governance, executive compensation, enterprise risk oversight, and related matters that are important to long-term value creation. Management and Board engagement reached investors representing >70% of shares held by institutional investors. Who we Engage: Instructional Investors Sell-side Analysts Retail Stockholders pension funds Bond Holders Proxy Advisory Firms Rating Agencies/Firms Investor Coalitions How We Engage: One-on-one and group meetings in-person and virtually Quarterly earnings calls Industry and sell-side presentations and conferences Company-hosted events and presentations Written and electronic communications Key Engagement Resources: Dow’s Website investors. Dow.com Quarterly Earnings Annual Proxy Statement Annual Report Annual Meeting Intersections report Public events and presentations SEC Filings Disclosures to various ratings assessors Executive Man Investor Relations Senior leadership Subject Matter Experts Board of Directors Key Topics of Engagement: Overall business strategy Current business conditions Financial updates Key value chain product capacities Sustainability, corporate citizenship and social impact priorities and initiatives Corporate governance practices Executive compensation DOW® 2

ACCOUNTABILITY IN ACTION THROUGH CORPORATE GOVERNANCE Independent Board with strong governance practices and leadership structure; Independent Lead Director with clear role and documented responsibilities Maintaining a qualified Board with a balance of backgrounds, relevant skills and experiences Engaging and receiving feedback regularly from a wide variety of stakeholders, including stockholders, customers, suppliers and employees Aligning strategy and goals to the Company’s most significant areas of enterprise risk and opportunity, with clear Board oversight and responsibility Designing compensation programs to incentivize performance and support our strategic and financial priorities Ensuring a culture of integrity through an effective code of conduct and ethics program 2025 Governance Highlights The Corporate Governance Committee, the Board and management regularly review Dow’s corporate governance practices, considering evolving corporate governance principles and stockholder engagement. In 2025, we: Continued our focus on Board refreshment and strategic Board Committee membership composition •Continued to provide enhanced disclosures of each director’s qualifications to show the balance of perspectives that contribute to the Board’s effectiveness in overseeing the Company’s business and strategy Dow’s corporate governance practices are described in more detail on our website at https://corporate.dow.com/en-us/about-dow/corporate-governance.html. The Corporate Governance Guidelines and Board Committee Charters are available on the Company’s website at https://investors.dow.com/en/investors/default.aspx DOW® 3

OUR LEADERSHIP TEAM Jim Fitterling Chair & Chief Executive Officer Andre Argenton Chief Technology & Sustainability Officer Lisa Bryant Chief Human Resources Officer Brendy Lange President, Performance Materials & Coatings; Executive Oversight, Asia Pacific Karen S. Carter Chief Operating Officer Debra Bauler Chief Information & Digital Officer Keith Cleason President, Packaging & Specialty Plastics; Executive Oversight, Latin America John Sampson Senior Vice President, Operations, Manufacturing & Engineering Jeff Tate Chief Financial Officer Marco ten Bruggencate President, Industrial Intermediates & Infrastructure; Executive Oversight, Europe, Middle East, Africa, and India Lauren James Senior Vice President, Corporate Development Amy E. Wilson General Counsel & Corporate Secretary Driven by a commitment to excellence, innovation and integrity, Dow’s leaders are continually building on our Company’s longstanding strengths to find new paths of value for our customers, employees, communities and shareholders. DOW® 4

Our Board of Directors



Jim Fitterling

Chair and Chief Executive Officer, Dow Inc.



Richard K. Davis

Lead Director, Dow Inc. Former Executive Chairman and Chief Executive Officer, U.S. Bancorp



Samuel R. Allen

Former Chairman and Chief Executive Officer, Deere & Company



Gaurdie E. Banister Jr.

Former President and Chief Executive Officer, Aera Energy LLC



Wesley G. Bush

Former Chairman and Chief Executive Officer, Northrop Grumman Corporation



Jerri DeVard

Former Executive Vice President and Chief Customer Officer, Office Depot, Inc.



Debra L. Dial

Former Senior Vice President, Chief Accounting Officer and Controller, AT&T Inc.



Jeff M. Fettig

Former Chairman and Chief Executive Officer, Whirlpool Corporation



Jacqueline C. Hinman

Chief Executive Officer and Director, Atlas Technical Consultants; Former Chairman, President and Chief Executive Officer, CH2M HILL Companies



Luis Alberto Moreno

Managing Director, Allen & Co LLC; Former President, Inter-American Development Bank



Jill S. Wyant

President and Chief Executive Officer, Madison Air



Daniel W. Yohannes

Former U.S. Ambassador to the Organisation for Economic Co-operation and Development

Board Committees

- Audit
- Compensation and Leadership Development
- Corporate Governance
- Environment, Health, Safety & Technology
- Committee Chair

92% INDEPENDENT DIRECTORS

~8 YEARS AVERAGE TENURE ON BOARD

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Strong Committees with Defined Risk Management Oversight Committee Best Practices All committees are comprised of independent directors Each committee operates to an annually reviewed written charter Executive sessions offered at each regular committee meeting Each committee conducts an annual evaluation of its own performance and effectiveness Each committee has responsibility for complementary areas of strategic priority and risk management Audit Independent auditor engagement and performance Internal audit function performance Oversee the Company’s risk management process Quality, reliability and integrity of financial statements and application of accounting principles Adequacy of the Company’s internal controls Oversee cybersecurity and information security policies and procedures Quality, reliability and integrity of environmental, social and governance reporting Compensation & Leadership Development Executive compensation and benefit plans including incentive programs and performance metrics Leadership talent assessment; CEO succession planning Independent compensation consultant engagement and performance Review and monitor processes and initiatives related to the Company’s work environment, culture and inclusion Administer the Company’s compensation clawback policy Corporate Governance Oversee the Company’s governance practices Review Board composition including refreshment and succession planning Review qualifications of director nominees; new director orientation program Oversee Board culture and meeting dynamics for candid communication, rigorous decision making and continuous improvement Board structure and function including annual evaluation of Board and Committee performance Other governance matters, including stockholder engagement and governance best practices Environment, Health, Safety & Technology Oversee the Company’s environment, health and safety policies, performance, compliance and risk management Oversee and advise on the Company's corporate citizenship including public policy, philanthropy, social responsibility and corporate reputation Oversee and advise on the Company's sustainability commitments and progress, including efforts to protect the climate, reduce greenhouse gas emissions, transform plastic waste and advance a circular economy Review science and technology capabilities with the goal of continually enhancing and protecting intellectual property Oversee policies and review reports relating to political contributions and lobbying expenses DOW® 6

Executive Compensation Linked to Priorities and Performance 1 Support the achievement of Dow’s vision and strategy 2 Motivate and reward executives when they deliver desired business results and stockholder value 3 Attract and retain the most talented executives to succeed in today’s competitive marketplace 4 Create an ownership alignment with stockholders Ambition To be the most innovative, customer-centric, inclusive and sustainable materials science company in the world Financial Priorities Value Growth Disciplined Capital Allocation Low-Cost Operating Model Best-Owner Mindset Key Practices Minimum stock ownership guidelines for executives; no hedging or pledging Robust peer benchmarking and stakeholder feedback 100% independent compensation committee; independent compensation consultant Limited perquisites and no change-in-control agreements Executive compensation strongly linked to strategic priorities & performance Short-Term Operating EBIT1 Free Cash Flow1 Ambition2 Customer Experience Sustainability Inclusion Long-Term3 Operating ROC1 Cumulative Cash from Operations Relative TSR4 Ambition2 Carbon Emissions Reduction5 Management incentives squarely aligned with shareholder interests Pay Mix CEO 80% At Risk Base salary Annual incentive LTI – RSUs LTI – Stock opt. LTI – PSUs NEOs (average) 74% At Risk 1 Non-GAAP measure. See the Appendix for definitions. 2 Capped at 100% if the Financial Metrics do not achieve at least threshold-level performance. 3 Capped at 200% for the combined total of Operating ROC plus Cumulative Cash from Operations, even when considering modification based on Relative TSR, plus Carbon Emissions Reduction. 4 Capped at 100% if Absolute TSR is negative over the performance period, commencing with 2025-2027 PSU Program. 5 Carbon emissions reduction is measured in metric tons and expressed as an average of Scope 1 and 2 carbon emissions reduction over the three-year performance period. See the 2026 Proxy Statement for additional information. DOW® 7

SUPPORTING LONG-TERM VALUE CREATION Agenda Item 4: Approval of the Amendment to the 2019 Stock Incentive Plan This amendment will increase the number of shares available for issuance under the Dow Inc. 2019 Stock Incentive Plan (the “SIP”). There are no other changes to the SIP. Pay for Performance Alignment Maintain a competitive compensation philosophy with compensation levels including equity awards targeted at the median of the compensation peer group. The Board recommends a vote FOR this amendment. Attract and Retain Talent Compete for talent and meet our future needs to attract, motivate and retain key members of our workforce. Designed to support at least 3 years of equity compensation needs, consistent with peer practices Support Long-term Strategy Support the execution of our business strategy by providing incentives linked to the growth and success of the Company, with the goal of enabling greater shareholder returns. Three-year average run rate of <1% reflecting disciplined share usage and strong governance oversight.1 1 As of December 31, 2025, the run rate for the SIP was 0.98 percent and the three-year average run rate was 0.76 percent. Run rate is calculated as the ratio of the total number of shares of underlying awards (including performance-based awards at 100 percent of target), granted during a fiscal year to the basic weighted average of number of shares of Dow common stock outstanding for the corresponding fiscal year. See the 2026 Proxy Statement for additional information. 8 DOW®

BOARD-LED REVIEW OF EQUITY USAGE AND STOCKHOLDER IMPACT Equity Usage Designed to Balance Competitiveness, Affordability and Dilution When approving the 60 million share increase, the Board considered: • Historical and projected share usage for the next three years • Stock price impact on outstanding and future awards • Dilution metrics (run rate and overhang) • Peer group practices and benchmarking by an independent compensation consultant Stockholder approval of the Company’s executive compensation programs and engagement feedback Plan Design Reflects Governance and Compensation Best Practices • Favorable share pool counting using 2.1:1 (fungible method) for RSUs and PSUs and 1:1 for stock options • Annual award limits restrict amounts for executives and directors • Prohibition on repricing Stock Options and stock appreciation rights and reloading of Stock Options unless stockholder approval is obtained • Option exercise price is set at no less than the fair market value of underlying shares on date of grant • Double trigger provision for change-in-control • No “evergreen” feature to allow an increase in shares without stockholder approval • Clawback policy that goes beyond NYSE requirements Independent director oversight of the plan by the Compensation and Leadership Development Committee EXCEPT FOR THE SHARE INCREASE, THE PLAN WILL REMAIN UNCHANGED. see the 2026 proxy statement for additional information. 9 DOW®

WE REQUEST YOUR SUPPORT AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS The Board asks that you vote 1 YEAR for Agenda Item 3 and FOR the other Agenda Items: Agenda Item 1: FOR Election of Directors Agenda Item 2: FOR Advisory Resolution to Approve Executive Compensation Agenda Item 3: 1 YEAR Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation Agenda Item 4: FOR Approval of the Amendment to the 2019 Stock Incentive Plan Agenda Item 5: FOR Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2026 10 DOW®

DOW® APPENDIX

GENERAL COMMENTS AND SAFE HARBOR General Comments The Dow Inc. 2026 Notice of Annual Meeting of Stockholders & Proxy Statement was filed with the U.S. Securities and Exchange Commission on February 27, 2026 (the “2026 Proxy Statement”), and first distributed on such date to stockholders as of the close of business on the record date, February 13, 2026. Unless otherwise specified, terms are defined in the 2026 Proxy Statement, and financial measures, where applicable, exclude significant items. Trademarks The Dow Diamond, logo and all products, unless otherwise noted, denoted with , ℠ or ® are trademarks, service marks or registered trademarks of The Dow Chemical Company or its respective subsidiaries or affiliates. Solely for convenience, the trademarks, service marks and trade names referred to in this communication may appear without the , ℠ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names. This presentation may also contain trademarks, service marks and trade names of certain third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this communication is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Cautionary Statement about Forward-Looking Statements Certain statements in this presentation are “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would,” and similar expressions, and variations or negatives of these words or phrases. Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any sanctions, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s subsequent reports filed with the U.S. Securities and Exchange Commission. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. assumes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws. The Company’s websites, reports and social media feeds are not part of or incorporated by reference into this presentation. 12 DOW®

NON-GAAP FINANCIAL MEASURES & DEFINITIONS Non-GAAP Financial Measures This presentation includes information that does not conform to GAAP and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company's segments, including allocating resources. Dow's management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year-over-year results. These non-GAAP measures supplement the Company's GAAP disclosures and should not be viewed as alternatives to GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Dow does not provide forward-looking GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of pending litigation, unusual gains and losses, foreign currency exchange gains or losses and potential future asset impairments, as well as discrete taxable events, without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP results for the guidance period. See the Select Financial Information (Non-GAAP Reconciliation) in the Appendix of the 2026 Proxy Statement and located at http://www.investors.dow.comunder Reporting for a reconciliation of the most directly comparable GAAP financial measure. Definitions Operating EBIT is defined as earnings (i.e. “Income (loss) before income taxes”) before interest, excluding the impact of significant items. Operating EBITDA is defined as earnings (i.e. “Income (loss) before income taxes”) before interest, depreciation and amortization, excluding the impact of significant items. Operating EBIT Margin is defined as Operating EBIT as a percentage of net sales. Operating EBITDA Margin is defined as Operating EBITDA as a percentage of net sales. Adjusted Operating EBIT is defined as Operating EBIT less equity earnings (losses). Adjusted Operating EBIT Margin is defined as Operating EBIT less equity earnings (losses), divided by net sales. Adjusted Operating EBITDA is defined as Operating EBITDA less equity earnings (losses). Adjusted Operating EBITDA Margin is defined as Adjusted Operating EBITDA divided by net sales., excluding certain transactions with nonconsolidated affiliates. Operating Earnings Per Share is defined as "Earnings (loss) per common share - diluted“, excluding the after-tax impact of significant items. Operational Tax Rate is defined as the effective tax rate (i.e., GAAP “Provision (credit) for income taxes” divided by “Income (loss) before income taxes”), excluding the impact of significant items. Free Cash Flow is defined as "Cash provided by (used for) operating activities - continuing operations," less capital expenditures. Under this definition, Free Cash Flow represents the cash generated by Dow from operations after investing in its asset base. Free Cash Flow, combined with cash balances and other sources of liquidity, represent the cash available to fund obligations and provide returns to shareholders. Free Cash Flow is an integral financial measure used in Dow's financial planning process. Free Cash Flow Yield is defined as Free Cash Flow divided by market capitalization. Shareholder Remuneration is defined as dividends paid to stockholders plus purchases of treasury stock. Shareholder Yield is defined as Shareholder Remuneration divided by market capitalization. Cash Flow Conversion is defined as “Cash provided by (used for) operating activities – continuing operations” divided by Operating EBITDA. Management believes Cash Flow Conversion is an important financial metric as it helps the Company determine how efficiently it is converting its earnings to cash flow. Free Cash Conversion at an operating segment level is defined as Adjusted Operating EBITDA less capital expenditures divided by Adjusted Operating EBITDA. Operating Net Income is defined as net income (loss), excluding the after-tax impact of significant items. Operating Return on Capital (ROC) is defined as net operating profit after tax, excluding the impact of significant items, divided by total average capital, also referred to as ROIC. Net operating profit after tax (excluding significant items) is a net income measure the Company uses in presentations to investors that excludes net income attributable to noncontrolling interests, and interest expense, exclusive of the significant items. Net Debt is defined as “Notes payable” plus “Long-term debt due within one year” plus “Long-term debt” less “Cash and cash equivalents” and “Marketable securities.” Kuwait Joint Ventures (JVs) refers to EQUATE Petrochemical Company K.S.C.C., The Kuwait Olefins Company K.S.C.C., and The Kuwait Styrene Company K.S.C.C. Thai Joint Ventures (JVs) refers to Map Ta Phut Olefins Company Limited and The SCGC-Dow Group (Siam Polyethylene Company Limited, Siam Polystyrene Company Limited, Siam Styrene Monomer Co., Ltd., Siam Synthetic Latex Company Limited). 13 DOW®

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